Exhibit 99.1

Contact: John Mills, Partner ICR, Inc. 646-277-1254 ir@nutrisystem.com John.Mills@Icrinc.com

NUTRISYSTEM PROVIDES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

Fort Washington, PA—January 28, 2019—Nutrisystem, Inc. (Nasdaq: NTRI), a leading provider of health and wellness and weight management products and services including Nutrisystem®, South Beach Diet® and DNA Body BlueprintTM brands, today reported select preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2018 in connection with the launch of bank financing efforts related to the previously announced, in December 2018, expected acquisition by Tivity Health, Inc. (Nasdaq: TVTY).

Dawn Zier, President and Chief Executive Officer, stated, “Our preliminary fourth quarter and full year 2018 results are expected to come within our previously disclosed revenue and EPS ranges, adjusted for any impact of the proposed acquisition by Tivity Health along with certain tax adjustments.”

The following are select preliminary unaudited financial highlights for the period. These results include the impact of certain transaction costs that occurred in 2018. Reconciliations of certain GAAP to non-GAAP measures are provided later in this press release.

Preliminary Full Year 2018 Compared to Full Year 2017

•	Revenue is expected to be approximately $691.0 million compared to $697.0 million.
•	Net income is expected to be approximately $58.6 million (including approximately $3.6 million of certain after-tax transaction expenses and $1.1 million of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $57.9 million.
•	Diluted income per common share is expected to be approximately $1.95 (including approximately $0.12 of certain after-tax transaction expenses and $0.04 of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $1.90.
•	Adjusted EBITDA is expected to be approximately $104.1 million compared to $109.4 million.
•	Cash flow from operations is expected to be approximately $79.9 million compared to $79.7 million.
•	Capital additions are expected to be approximately $11.5 million compared to $13.4 million.
•	Cash, cash equivalents and short-term investments are expected to be approximately $81.3 million compared to $72.2 million.

Preliminary Fourth Quarter 2018 Compared to Fourth Quarter 2017

•	Revenue is expected to be approximately $129.5 million compared to $131.2 million.
•	Net income is expected to be approximately $13.7 million (including approximately $3.4 million of certain after-tax transaction expenses and $1.1 million of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $10.9 million.

•	Diluted income per common share is expected to be approximately $0.46 (including approximately $0.12 of certain after-tax transaction expenses and $0.03 of additional tax expense due to additional analysis of and changes to interpretations of the tax reform act) compared to $0.36.
•	Adjusted EBITDA is expected to be approximately $28.4 million compared to $23.7 million.

Non-GAAP Financial Measures

Within this press release, Nutrisystem, Inc. (“Nutrisystem” or the “Company”) makes reference to a non-GAAP financial measure (adjusted EBITDA) which has a directly comparable GAAP financial measure (net income). EBITDA is defined as net income excluding interest, income taxes and depreciation and amortization. Adjusted EBITDA is defined as EBITDA excluding non-cash employee compensation expense and certain transaction expenses. The Company excludes non-cash employee compensation expense because it is a non-cash expense that is not reflective of the ongoing cash expense of the Company. The Company excludes the other costs as they are not necessarily reflective of the ongoing operations of the Company. Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with GAAP.

NUTRISYSTEM, INC. AND SUBSIDIARIES

PRELIMINARY ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Net income	$13,660	$10,926	$58,593	$57,872
Interest income, net	(340)	(45)	(852)	(119)
Income tax expense	4,544	6,020	16,282	25,658
Depreciation and amortization	4,344	3,761	15,875	15,082
EBITDA	22,208	20,662	89,898	98,493
Non-cash employee compensation expense	2,549	3,024	10,304	10,923
Transaction costs related to merger	2,795	0	2,795	0
Transaction costs related to stockholder
cooperation agreement	870	0	1,143	0
Adjusted EBITDA	$28,422	$23,686	$104,140	$109,416

About Nutrisystem, Inc.

Nutrisystem, Inc. (Nasdaq: NTRI) is a leading provider of health and wellness and weight management products and services and has helped millions of people lose weight over the course of more than 45 years. The Company’s multi-brand approach to weight loss includes multiple plans for 2019. For more information, go to NutrisystemNews.com and Newsroom.SouthBeachDiet.com.

Preliminary or Forward-looking Statements

The Company has not yet completed closing its books for the fourth quarter or full year 2018, and the select preliminary unaudited financial results for the fourth quarter and full year 2018 set forth in this press release represent the most current information available to management and reflect estimates and assumptions. The Company’s actual results may differ from these preliminary results due to the completion of the Company’s financial closing and review process, as well as the audit process, and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter and full year 2018 are finalized.

Information provided, and statements contained in this press release that are not purely historical, such as select preliminary fourth quarter and preliminary full year 2018 results set forth in this press release, and the Company’s financial and operational outlook, are forward-looking or preliminary statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, risks relating to cybersecurity breaches, risks that consumer spending may decline or that U.S. and global macroeconomic conditions may worsen resulting in reduced demand for the Company’s products, risks relating to changes in consumer preferences away from the Company’s food offerings including its pre-packaged foods, risks relating to the effectiveness and efficiency of the Company’s advertising campaigns and marketing expenditures, including existing brands and the launch of new brands, which may not result in increased revenue or generate sufficient levels of brand name and program awareness, risks if the Company is unable to obtain sufficient quantities, quality and variety of food products in a timely and low-cost manner from its food vendors, risks of exposure to product liability claims if the use of the Company’s products results in illness or injury, risks if the Company becomes subject to health or advertising related claims from its customers, competitors or governmental and regulatory bodies, and risks relating to increased competition from other weight management product and service providers. These risks and uncertainties also include, among other things: the timing and likelihood of, and any conditions or requirements imposed in connection with, obtaining required stockholder or regulatory approval of the proposed transaction; the possibility that the closing conditions to the proposed transaction may not be satisfied or waived; delay in closing the proposed transaction or the possibility of non-consummation of the proposed transaction; the risk that expected benefits, synergies and growth opportunities of the proposed transaction may not be achieved in a timely manner or at all, including that the proposed transaction may not be accretive within the expected timeframe or to the extent anticipated; the occurrence of any event that could give rise to termination of the merger agreement; the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the risk that Tivity Health and Nutrisystem will be unable to retain or hire key personnel; the ability to successfully integrate Nutrisystem’s business with Tivity Health following the closing; the risk that the significant indebtedness incurred to fund the purchase price may limit Tivity Health’s ability to adapt to changes in the economy or market conditions, expose the company to interest rate risk for the variable rate indebtedness and require a substantial portion of cash flows from operations to be dedicated to the payment of indebtedness; and the risk that disruption from the proposed transaction may adversely affect Tivity Health’s and Nutrisystem’s business and their respective relationships with customers, vendors or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to both Tivity Health’s and Nutrisystem’s filings with the Securities and Exchange

Commission (“SEC”). For further details and a discussion of these risks and uncertainties, see the Company's reports, including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the results of any revisions to the forward-looking statements made in this press release.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, on January 14, 2019, Tivity Health filed with the SEC an amendment to the registration statement on Form S-4 that was originally filed on January 7, 2019 (the “registration statement”), which includes a proxy statement of Nutrisystem and that also constitutes a prospectus of Tivity Health (the “proxy statement/prospectus”) in preliminary form. The registration statement has not yet become effective. Nutrisystem expects to mail the proxy statement/prospectus to its stockholders in connection with the proposed transaction after the registration statement has either become effective or been declared effective by the SEC and the proxy statement/prospectus is in definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT INFORMATION FILED AND TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TIVITY HEALTH, NUTRISYSTEM AND THE PROPOSED TRANSACTION. The registration statement and other documents filed by Tivity Health with the SEC may be obtained free of charge at Tivity Health’s website at http://www.tivityhealth.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from Tivity Health by requesting them by mail at Tivity Health, Inc., 701 Cool Springs Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or by telephone at (615) 614-4576. The proxy statement/prospectus and other documents filed by Nutrisystem with the SEC may be obtained free of charge at Nutrisystem’s website at http://www.nutrisystem.com or at the SEC’s website at http://www.sec.gov. These documents may also be obtained free of charge from Nutrisystem by requesting them by mail at Nutrisystem, Inc., 600 Office Center Drive, Fort Washington, Pennsylvania 19034, Attention: Investor Relations, or by telephone at (646) 277-1254.

PARTICIPANTS IN SOLICITATION

Tivity Health and Nutrisystem and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about Tivity Health’s directors and executive officers is available in Tivity Health’s proxy statement for Tivity Health’s 2018 annual meeting of stockholders filed with the SEC on April 13, 2018 on Schedule 14A. Information about Nutrisystem’s directors and executive officers is available in Nutrisystem’s proxy statement for Nutrisystem’s 2018 annual meeting of stockholders filed with the SEC on March 26, 2018 on Schedule 14A. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the preliminary proxy statement/prospectus and will be contained in the definitive proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the transaction when they become available. Investors should read the definitive proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Tivity Health or Nutrisystem as indicated above.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.